Exhibit 99.2

For immediate release
For more information contact:

Media – Bruce Amundson (253) 924-3047
Analysts – Kathryn McAuley (253) 924-2058

Weyerhaeuser Announces Intent to Elect REIT Status;
Timing Under Consideration

FEDERAL WAY, Wash. (Dec. 15, 2009) – Weyerhaeuser Company (NYSE: WY) today announced that its board of directors has determined that conversion to a real estate investment trust (REIT) would best support the company’s strategic direction.

“Our company will be enhanced by the REIT structure,” said Dan Fulton, president and chief executive officer. “This conversion will position us to be more competitive in our timberlands business. In addition, we are able to convert with our existing business mix of Timberlands, Wood Products, Cellulose Fibers and Real Estate.”

Chuck Williamson, chairman, said “The board has not set a date for the conversion, but the earliest and most likely date would be for the year 2010 based on circumstances as we know them today.”

Factors the board will consider in determining the timing of converting to a REIT include the state of the economic recovery, changes in tax policy including shareholder tax rates and the distribution of earnings and profits required under tax laws for REIT election.

By the end of the year of conversion, Weyerhaeuser must issue a special, taxable dividend to stockholders of its undistributed earnings and profits. As of the beginning of 2010, Weyerhaeuser expects earnings and profits to total just under $6 billion.

Weyerhaeuser said it intends to pay a significant portion of the dividend in stock. This will require shareholder approval to increase the authorized number of shares at the annual shareholder meeting in April. Shareholders will receive information on this proposal, and the proposed governance changes announced earlier this morning, in the 2010 proxy statement to be mailed in February.

Investor Conference Call

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on December 15 to discuss today’s announcements on proposed governance changes and the intent to elect REIT status.

To access the conference call from within North America, dial 1-877-941-0844 at least 15 minutes prior to the call. Those calling from outside North America should dial 1-480-629-9645. Replays will be available for one week at 1-800-406-7325 (access code – 4193510) from within North America and at 1-303-590-3030 (access code – 4193510) from outside North America.

The call is being webcast through Weyerhaeuser’s Internet site. Select “REIT Status”at http://investor.weyerhaeuser.com.

The webcast is available through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected site, StreetEvents (http://www.streetevents.com).

About Weyerhaeuser

Weyerhaeuser Company, one of the world's largest forest products companies, was incorporated in 1900. In 2008, sales were $8 billion. It has offices or operations in 10 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction and development. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

Forward-looking Statement

This news release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on various assumptions and may not be accurate because of risks and uncertainties surrounding these assumptions.  Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements.  There is no guarantee that any of the events anticipated by these forward-looking statements will occur.  If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition.  The company will not update these forward-looking statements after the date of this news release.

Some forward-looking statements discuss the company’s plans, strategies and intentions.  They use words such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” “anticipates,” “estimates,” and “plans.”  In addition, these words may use the positive or negative or other variations of those terms.

This release contains forward-looking statements regarding the company’s expectations regarding its intent to convert to a Real Estate Investment Trust, the timing and effect of the conversion and the form of distribution of its cumulated earnings and profits. Major risks, uncertainties and assumptions that cause actual results to differ from these forward-looking statements, include, but are not limited to:

•	the effect of general economic conditions;
•	market demand for the company’s products, which is related to the strength of the various U.S. business segments and economic conditions;
•	performance of the Company’s Timberlands businesses;
•	performance of the company’s manufacturing operations;
•	the successful execution of internal performance plans, including restructurings and cost reduction initiatives;
•	changes in the Company’s business support functions and support costs;
•	changes in legislation or tax rules;
•	IRS revenue procedures relating to distributions of earnings and profits;
•	shareholder approval of increases in the Company’s authorized shares and distributions of shares; and
•	other factors described under “Risk Factors” in the Company’s annual report on Form 10-K.

The company also is a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, China and Korea.  It also is affected by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the euro and the Canadian dollar. Restrictions on international trade or tariffs imposed on imports also may affect the company.